CERTIFICATE OF DESIGNATIONS

OF THE

SERIES VV-LB22 MEMBERSHIP INTEREST

A SERIES OF

VV MARKETS, LLC

July 13, 2023

VV MARKETS, LLC, a Delaware series limited liability company (the “Company”), hereby certifies that the following resolution pertaining to the creation and designation of the VV-LB22 Series (the “VV-LB22 Series”) and the creation of the VV-LB22 Interests (the “VV-LB22 Interests” or the “Interests”), was adopted by the VinVesto, Inc., the Manager of the Company (the “Manager”). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Company’s Operating Agreement (the “Operating Agreement”) or, if not defined therein, in the offering circular for the sale of the Interests as filed with the U.S. Securities and Exchange Commission in July 2023 (the “Offering Circular”).

RESOLVED, that pursuant to the authority granted to and vested in the Manager in accordance with the provisions of the Operating Agreement, the Managers hereby establishes the VV-LB22 Series and the creation of the VV-LB22 Interests;

RESOLVED FURTHER, that pursuant to the authority granted to and vested in the Manager in accordance with the provisions of the Operating Agreement, the Manager hereby fixes (i) the designation of the VV-LB22 Interests as indicated opposite “DESIGNATION” below; (ii) the number of authorized shares of such VV-LB22 Interests as indicated opposite “AUTHORIZED INTERESTS” below; (iii) the Series Assets (as defined in the Operating Agreement) for such Series as indicated opposite “SERIES ASSETS” below; (iv) the voting powers of the VV-LB22 Interests as indicated opposite “VOTING POWERS” below; (v) the terms of redemption of such VV-LB22 Interests as indicated opposite “REDEMPTION” below; and (vi) the transfer restrictions applicable to such VV-LB22 Interests opposite “TRANSFER RESTRICTIONS” below:

DESIGNATION:	VV-LB22 Interests

AUTHORIZED SHARES:	Minimum: 1,200 / Maximum: 1,320 Interests

SERIES ASSETS:

Left Bank 2022 En Primeur Collection
Product	Vintage	Bottles
Beychevelle	2022	6
Branaire Ducru	2022	12
Branaire Ducru	2022	36
Branaire Ducru	2022	24
Branaire Ducru	2022	24
Brane Cantenac	2022	6
Brane Cantenac	2022	12
Calon Segur	2022	6
Calon Segur	2022	24
Cantenac Brown	2022	12
Cantenac Brown	2022	12
Cantenac Brown	2022	12
Carmes Haut Brion	2022	6
Carmes Haut Brion	2022	12
Carmes Haut Brion	2022	12
Carmes Haut Brion	2022	12
Carruades de Lafite	2022	18

Carruades de Lafite	2022	6
Chapelle La Mission Haut Brion	2022	6
Clarence Haut Brion	2022	12
Cos d"Estournel	2022	12
Cos d"Estournel	2022	12
Cos d"Estournel	2022	12
D'Armailhac	2022	12
Domaine de Chevalier	2022	12
Domaine de Chevalier	2022	12
Domaine de Chevalier	2022	12
Ducru Beaucaillou	2022	12
Ducru Beaucaillou	2022	12
Ducru Beaucaillou	2022	12
Duhart Milon	2022	24
Duhart Milon	2022	6
Grand Puy Lacoste	2022	12
Haut Bailly	2022	24
Issan	2022	24
Issan	2022	24
La Mission Haut Brion	2022	12
La Mission Haut Brion	2022	12
La Mission Haut Brion	2022	6
Lagrange	2022	24
Lagrange	2022	36
Leoville Barton	2022	12
Leoville Las Cases	2022	3
Leoville Las Cases	2022	3
Leoville Poyferre	2022	12
Leoville Poyferre	2022	12
Leoville Poyferre	2022	12
Lynch Bages	2022	12
Leoville Las Cases	2022	6
Lynch Bages	2022	24
Lynch Bages	2022	24
Lynch Bages	2022	12
Montrose	2022	12
Montrose	2022	12
Montrose	2022	6
Palmer	2022	6
Palmer	2022	6
Pape Clement	2022	24
Pape Clement	2022	24
Pape Clement	2022	12
Pavillon Rouge	2022	3
Pichon Baron	2022	12
Pichon Lalande	2022	12
Pichon Lalande	2022	12
Pichon Lalande	2022	12
Pontet Canet	2022	6
Pontet Canet	2022	12
Pontet Canet	2022	24
Smith Haut Lafitte	2022	6

VOTING POWERS:	No Voting Powers.
SERIES ASSETS:

REDEMPTION BY THE COMPANY:	See Operating Agreement.

TRANSFER RESTRICTIONS:	See Operating Agreement.

RESOLVED FURTHER, that such Interests shall have such other powers, terms, conditions, designations, preferences and privileges; relative, participating, optional and other special rights; and qualifications, limitations and restrictions thereof as set forth in the Company’s Operating Agreement.

(Signature Page Follows)

IN WITNESS WHEREOF, VV MARKETS, LLC has caused this Certificate of Designations for SERIES VV-LB22 to be executed by its Manager as of the date first set forth above.

VINVESTO, INC.

BY:	Nicholas King
NAME: Nick King